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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2000, with respect to the financial statements and schedule of Illinois Superconductor Corporation incorporated by reference in the Registration Statement on Form S-3 (Registration No. 333-_____) and related Prospectus of Illinois Superconductor Corporation for the registration of _______ shares of its common stock.



          /s/ Ernst & Young LLP



         Chicago, Illinois

         January 4, 2001